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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[x]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-12

                   PIONEER MUNICIPAL AND EQUITY INCOME TRUST
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:


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     2)   Aggregate number of securities to which transaction applies:


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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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     4)   Proposed maximum aggregate value of transaction:


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     5)   Total fee paid:


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               Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

SEC 1913(04-05)

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1)   Amount Previously Paid:
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     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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

[PIONEER LOGOS]

August 27, 2008

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN PREFERRED SHARES

PIONEER MUNICIPAL AND EQUITY INCOME TRUST

Dear Holder of Preferred Shares:

As you may know, the Board of Trustees of Pioneer Municipal and Equity Income Trust has called a Special Meeting of Shareholders to be held on September 11, 2008. At this Special Meeting, shareholders will be asked to approve an Agreement and Plan of Merger between your fund (a closed-end fund) and Pioneer Tax Free Income Fund (an open-end fund). Consequently, if shareholders approve the merger, your fund will redeem all of its outstanding Auction Market Preferred Shares (AMPS). Holders of common shares and AMPS will vote as separate classes on the proposed merger.

If shareholders approve the merger, in accordance with the provisions of your fund's Statement of Preferences for AMPS, holders of AMPS will receive $25,000 per share, plus an amount equal to accumulated but unpaid dividends thereon through the date fixed for redemption.

The Trustees have concluded that the proposal is in the best interests of the fund and its shareholders and unanimously recommend that you vote "FOR" the merger.

THE FUND'S RECORDS INDICATE THAT YOU HAVE YET TO VOTE ON THIS
PROPOSAL. IF YOU ARE NOT PLANNING TO ATTEND THE SPECIAL MEETING, PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING.

Another copy of your proxy ballot is enclosed for your convenience. Should you have any questions regarding the proposal or to vote your shares, please call 1-800-591-8238 and ask for Jennifer Kennedy.

To vote your shares, the following voting options have been set up for your convenience.

|X| Vote by Phone. You may cast your vote by phone by calling the phone number located on the enclosed proxy ballot.
|X| Vote Through the Internet. You may cast your vote using the Internet by logging onto www.proxyvote.com and following the instructions on the website. |X| Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy ballot in the postage paid return envelope provided.

Again, should you have any questions regarding this Special Meeting, please do not hesitate to call toll-free 1-800-591-8238 and ask for Jennifer Kennedy.

Thank you for your assistance with this important matter.

On Behalf of the Board of Trustees

Your fund has filed a combined proxy statement and prospectus with the Securities and Exchange Commission regarding the matters to be acted upon at the September 11, 2008 Special Meeting. Shareholders are urged to carefully review the proxy statement/prospectus because it contains important information. This letter may be deemed to be solicitation material with respect to the proxy statement/prospectus. Investors may obtain a free copy of the proxy statement/prospectus at the Securities and Exchange Commission's website at www.sec.gov. Investors also may obtain free copies of the proxy statement/prospectus by calling (800) 591-8238.




Securities offered through Pioneer Funds Distributor, Inc., 60 State Street, Boston, MA. 02109
Underwriter of Pioneer mutual funds, Member SIPC
2008 Pioneer Investments.  pioneerinvestments.com 22347-00-0808